Exhibit 99.1

INDEPENDENT
BANK CORP.
Parent of Rockland Trust Company

Stockholder Relations	NEWS RELEASE

288 Union Street, Rockland, MA 02370	Contact:

Chris Oddleifson
President and
Chief Executive Officer
(781) 982-6660

Denis K. Sheahan
Chief Financial Officer
(781) 982-6341

INDEPENDENT BANK CORP. ANNOUNCES SECOND QUARTER 2004 RESULTS

     Rockland, Massachusetts (July 15, 2004). Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced that net income for the quarter ended June 30, 2004 was $6.6 million and that diluted earnings per share for the quarter were $0.45. For the six months ended June 30, 2004, net income was $13.3 million and diluted earnings per share were $0.90. The Company had strong growth across its balance sheet during the first half of 2004, with total assets increasing by $242.4 million to $2.7 billion, a 10.0% increase from year-end 2003, and total deposits increasing by $204.0 million to $2.0 billion at June 30, 2004, an 11.4% increase from December 31, 2003.

     Comparing the second quarter of 2004 to the same period last year, net interest income decreased $1.3 million, or (5.3%), while net interest income for the six months ended June 30, 2004 decreased $1.6 million, or (3.3%) from the six months ended June 30, 2003. The net interest margin for the three and six month periods ended June 30, 2004 was 3.84% and 3.99%, respectively, as compared to 4.47% and 4.49%, for the comparable periods last year.

     The Company’s adoption of a new accounting standard on March 31, 2004 caused certain expenses to be reclassified to interest expense prospectively and contribute, on an annualized basis, approximately 19 basis points to the compression of the net interest margin when compared to reported net interest margin calculations prior to the second quarter of 2004. (See note below pertaining to FIN46R). The remainder of the net interest margin compression is a consequence of the prolonged low interest rate environment, coupled with what the Company believes to be the prudent management of its balance sheet in anticipation of rising interest rates. During this historically low interest rate environment, the Company has emphasized adjustable rate lending and extended the duration of its borrowings. While these measures, along with the use of promotional pricing for certain retail deposit products, have somewhat exacerbated the margin compression and decreased near-term earnings, Management believes that these measures will result in long-term franchise value. The Company’s continued ability to generate loan growth has somewhat offset the compression of the net interest margin.

     Non-interest income declined by $1.8 million, or (22.1)%, and by $659,000, or (4.6)%, during the three and six months ended June 30, 2004, respectively, as compared to the same periods in the prior year. Net security gains decreased by $2.0 million and by $1.2 million for the three months and six months ended June 30, 2004, respectively, as compared to the same periods in 2003. Net security gains of $2.0 million were recorded in the second quarter of 2003 on the sale of $20 million of investment securities as part of a strategy to improve the Company’s overall interest rate risk position and increase the net interest margin. That strategy included prepaying $31.5 million of fixed high rate borrowings.

     Service charges on deposit accounts increased by $194,000, or 6.8%, and by $441,000, or 8.0%, for the three and six months ended June 30, 2004, respectively, as compared to the same periods in 2003, reflecting growth in core deposits. Investment management services income increased $28,000, or 2.3%, and by $107,000, or 4.8%, for the three and six months ended June 30, 2004, respectively, compared to the same periods last year. Mortgage banking income decreased by $119,000, or (12.2)%, and $442,000, or (21.7)%, for the three and six months ended June 30, 2004 as compared to the three and six months ended June 30, 2003, respectively, due to the decline in the refinancing market. The balance of the mortgage servicing asset is $3.2 million and loans serviced amounted to $363.6 million as of June 30, 2004. Other non-interest income increased $401,000, or 27.4%, for the six months ended June 30, 2004 as compared to the same period in 2003 primarily due to prepayment penalties received on loan payoffs during the first quarter of 2004.

     Non-interest expense decreased by $1.1 million, or (5.5)%, and $216,000, or (0.6)%, for the three and six months ended June 30, 2004, respectively, as compared to the same periods in the prior year. A $1.9 million prepayment penalty incurred during the quarter ended June 30, 2003 as part of the balance sheet repositioning strategy discussed above is a significant factor in the period to period expense reduction. Salaries and employee benefits decreased by $270,000, or (2.6)%, and increased $327,000, or 1.6%, for the three and six months ended June 30, 2004, respectively, as compared to the same periods in the prior year. The primary factor in the reduction of salaries and benefits expenses in the quarter was lower performance based incentive compensation accruals. As previously disclosed, the Company anticipates an increased pension expense for its defined benefit plan during 2004. During the quarter the Company suspended matching contributions to the 401(k) plan maintained for employees to partially offset the increased pension expense. Occupancy and equipment related expense decreased by $50,000, or (2.2)%, and $168,000, or (3.6)%, for the three and six months ended June 30, 2004, respectively, compared to the same periods in the prior year, as a result of improved building maintenance costs.

     Other non-interest expenses increased by $927,000, or 21.0%, and $1.3 million, or 15.5%, for the three and six months ended June 30, 2004, respectively, as compared to the same periods in the prior year. The increase in other non-interest expenses is primarily attributable to increased expenditures for the Company’s key business initiatives. During the first half of 2004, the Company incurred business initiative expenses to implement a small business banking model, to expand residential lending, to develop a new set of consumer deposit products, to improve the commercial loan process, to fund retail sales training, and to fund a core information system selection process. The Company estimates that the total expenses associated with its business initiatives were approximately $606,000 and $1.1 million for the three and six months ended June 30, 2004, respectively, across all expense categories. In addition, advertising and business development increased incrementally by $314,000 and $515,000 for the three and six months ended June 30, 2004, respectively, as compared to the same periods in the prior year, to support the afore-mentioned business initiatives and capitalize on market changes due to merger disruption.

     Total assets increased by $242.4 million, or 10.0%, from year-end 2003 to $2.7 billion at June 30, 2004. Investments increased by $119.7 million, or 17.8%, during the six months ended June 30, 2004. Management allowed the investment portfolio as a percentage of assets to decline during the low rate environment of 2003. As the yield curve began to shift upward during 2004, Management has grown the investment portfolio to more historical levels. Total loans increased by $115.2 million, or 7.3%, during 2004. The increases were mainly in consumer loans, which increased $62.8 million, or 14.5%, primarily due to an increase in indirect auto loans and home equity lines, as well as increases in residential real estate and commercial construction, which increased $32.6 million, or 10.1%, and $24.2 million, or 32.1%, respectively. Commercial real estate decreased by $4.4 million, or (0.8%), primarily due to prepayment activity during 2004.

     Total deposits of $2.0 billion at June 30, 2004 increased $204.0 million, or 11.4%, compared to December 31, 2003. The increase is attributable to the early success of the roll out of a set of consumer deposit products, increases in municipal deposits as a result of disruption in the local banking market and a successful business banking promotional campaign. Borrowings increased by $86.2 million, or 20.8%, during the six months ended June 30, 2004. Approximately $51.5 million of the increase in borrowings was due to the Company’s adoption of Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 46 Revised, entitled “Consolidation of Variable Interest Entities – an Interpretation of Accounting Research Bulletin No. 51” or “FIN 46R” on March 31, 2004 (See FIN 46R discussion below). Adoption of the new accounting standard effectively reclassifies the Company’s Trust Preferred Securities from the mezzanine section of its balance sheet to debt, where it is shown as Junior Subordinated Debentures. While the adoption of FIN 46R does not impact net income, it does reduce the net interest margin by approximately 0.19% on an annualized basis. Prior periods have not been restated.

     Stockholders’ equity as of June 30, 2004 totaled $175.4 million, as compared to $171.8 million at December 31, 2003. The Tier 1 leverage capital ratio at June 30, 2004 was 7.45%, maintaining the Company’s well-capitalized position.

     Non-performing assets totaled $3.3 million at June 30, 2004 (0.12% of total assets), as compared to $3.5 million (0.14% of total assets) reported at December 31,

2003. The provision for loan losses decreased to $744,000 in the second quarter of 2004, compared to $930,000 in the same period in 2003, reflecting the Company’s continued strong asset quality and the prospects of an improving economy. The Company’s allowance for loan losses, as a percentage of non-performing loans, was 715.21% at June 30, 2004 and 659.16% at December 31, 2003.

     Overall period to period comparisons between the first half of 2004 and the first six months of 2003 are skewed significantly by the Company’s previously disclosed initial charge for, and subsequent settlement of, a tax dispute with the Massachusetts Department of Revenue (“DOR”) in 2003. The Company recognized a $2.1 million credit to its provision for income taxes in the quarter ended June 30, 2003 due to its settlement with the DOR. That settlement reduced the $4.1 million charge initially recorded to the Company’s provision for income taxes in the quarter ended March 31, 2003 to $2.0 million. Due, in large part, to the affect of the credits and charges associated with the DOR tax dispute during 2003: the $6.6 million which the Company recorded in net income for the quarter ended June 30, 2004 was a $2.6 million, or 27.8%, decrease in net income from the quarter ended June 30, 2003; and, for the six months ended June 30, 2004, the Company’s recorded net income of $13.3 million reflected a 14.8% increase from the same six month period in 2003.

     As previously announced, Independent Bank Corp. has entered into a definitive agreement to acquire Falmouth Bancorp, Inc., and it is anticipated that the closing of that transaction will occur tomorrow, July 16, 2004. During the quarter ended June 30, 2004 the Company incurred approximately $221,000, or $0.01 per share, of expenses related to the Falmouth Bancorp acquisition, including expenses associated with branch closings, marketing, and systems-related charges. Management anticipates that the Falmouth transaction will be accretive to earnings in the latter half of 2004.

     During the second quarter of 2004, the Company announced that one of its subsidiaries had been awarded $30 million in tax credit allocation authority under the New Markets Tax Credit Program of the United States Department of Treasury. The award will enable Rockland Trust Company to provide increased assistance to qualified businesses in low-income communities throughout its market area. Management anticipates that the tax credits, which will be recognized over a seven-year period, will be accretive to earnings. Management will discuss the impact of the tax credit award on 2004 earnings and beyond later this year as implementation of the award is finalized.

     Chris Oddleifson, Chief Executive Officer and President of Independent Bank Corp. and Rockland Trust Company, stated that: “I am pleased with the quarter’s financial results. I am enthusiastic about the prospects for earnings growth during the second half of 2004 when the effects of our investments in key business initiatives, and the integration of Falmouth Bancorp, will begin to be felt.”

     FIN 46R: Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 46 Revised, “Consolidation of Variable Interest Entities – an Interpretation of Accounting Research Bulletin No. 51”. FIN 46R addresses limited purpose trusts formed to issue trust preferred securities. FIN 46R required the Company to deconsolidate its two subsidiary trusts (Independent Capital Trust III and Independent Capital Trust IV) on March 31, 2004. The result of deconsolidating these subsidiary trusts is that trust preferred securities of the trusts, which were classified between liabilities and equity on the balance sheet (mezzanine section), will no longer appear on the consolidated balance sheet of the Company. The related minority interest expense also will no longer be included in the consolidated statement of income. Due to FIN 46R, the junior subordinated debentures of the parent company that were previously eliminated in consolidation will now be included on the consolidated balance sheet within total borrowings. The interest expense on the junior subordinated debentures will be included in the net interest margin of the consolidated company, negatively impacting the net interest margin by approximately 0.19% on an annualized basis. There is no impact to net income as the amount of interest previously recognized as minority interest is equal to the amount of interest expense that will be recognized currently in the net interest margin offset by the dividend income on the subsidiary trusts common stock recognized in other non-interest income.

     Christopher Oddleifson, Chief Executive Officer and President, and Denis K. Sheahan, Chief Financial Officer, of Independent Bank Corp., will host a conference call to discuss second quarter earnings at 10:00 a.m. Eastern Time on Friday, July 16, 2004. Internet access to the call is available on the Company’s website at http://www.RocklandTrust.com or by telephonic access by dial-in at 1-877-407-8031 reference: INDB. A replay of the call will be available until 11:59 p.m. on July 20, 2004 by calling 1-877-660-6853 Account Number: 1628, Conference ID: 110419.

     Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $2.7 billion in assets, 52 retail branches, seven Commercial Lending Centers, three Investment Management offices and three Residential Lending Centers located throughout southeastern Massachusetts and Cape Cod. For more information visit our website at www.RocklandTrust.com.

     This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited — Dollars in Thousands)

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,	Percent
	2004	2003	Change
Assets
Cash and Due From Banks	$70,807	$75,495	-6.21%
Investments
Trading Assets	1,500	1,171	28.10%
Investments Available for Sale	653,452	527,507	23.88%
Investments Held to Maturity	114,799	121,894	-5.82%
Federal Home Loan Bank Stock	22,432	21,907	2.40%

Total Investments	792,183	672,479	17.80%

Loans
Commercial & Industrial	171,816	171,230	0.34%
Commercial Real Estate	560,476	564,890	-0.78%
Residential Real Estate	356,607	324,052	10.05%
Residential Loans Held for Sale	1,904	1,471	29.44%
Commercial Construction	99,606	75,380	32.14%
Residential Construction	8,672	9,633	-9.98%
Consumer — Installment	341,047	301,801	13.00%
Consumer — Other	156,253	132,678	17.77%

Total Loans	1,696,381	1,581,135	7.29%
Less — Allowance for Loan Losses	(23,931)	(23,163)	3.32%

Net Loans	1,672,450	1,557,972	7.35%

Bank Premises and Equipment	33,137	32,477	2.03%
Goodwill	36,236	36,236	0.00%
Other Assets	74,292	62,096	19.64%

Total Assets	$2,679,105	$2,436,755	9.95%

Liabilities and Stockholders’ Equity
Deposits
Demand Deposits	$475,399	$448,452	6.01%
Savings and Interest Checking Accounts	569,992	535,870	6.37%
Money Market and Super Interest Checking Accounts	475,690	347,530	36.88%
Time Certificates of Deposit	466,258	451,486	3.27%

Total Deposits	1,987,339	1,783,338	11.44%
Fed Funds Purchased and Assets Sold Under Repurchase Agreements	50,422	39,425	27.89%
Federal Home Loan Bank Borrowings	396,734	371,136	6.90%
Treasury Tax and Loan Notes	2,838	4,808	-40.97%
Junior Subordinated Debentures	51,546	—	100.00%

Total Borrowings	501,540	415,369	20.75%

Total Deposits and Borrowings	2,488,879	2,198,707	13.20%
Other Liabilities	14,858	18,344	-19.00%
Company-Obligated Mandatory Redeemable Securities of Subsidiary Holding Solely Parent Company Debenture of the Corporation	—	47,857	-100.00%
Stockholders’ Equity	175,368	171,847	2.05%

Total Liabilities and Stockholders’ Equity	$2,679,105	$2,436,755	9.95%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited — Dollars in Thousands)

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Six Months Ended
	June 30,		Percent	June 30,		Percent
	2004	2003	Change	2004	2003	Change
INTEREST INCOME
Interest and Dividends on Securities	$8,602	$8,563	0.46%	$16,397	$16,927	-3.13%
Interest on Loans	23,540	24,146	-2.51%	46,819	48,145	-2.75%

Total Interest Income	32,142	32,709	-1.73%	63,216	65,072	-2.85%

INTEREST EXPENSE
Interest on Deposits	4,589	4,449	3.15%	8,886	9,159	-2.98%
Interest on Borrowed Funds	4,584	3,995	14.74%	7,927	7,946	-0.24%

Total Interest Expense	9,173	8,444	8.63%	16,813	17,105	-1.71%

Net Interest Income	22,969	24,265	-5.34%	46,403	47,967	-3.26%
Less — Provision for Loan Losses	744	930	-20.00%	1,488	1,860	-20.00%

Net Interest Income after Provision for Loan Losses	22,225	23,335	-4.76%	44,915	46,107	-2.59%

NON-INTEREST INCOME
Service Charges on Deposit Accounts	3,052	2,858	6.79%	5,962	5,521	7.99%
Investment Management Services Income	1,248	1,220	2.30%	2,328	2,221	4.82%
Mortgage Banking Income	856	975	-12.21%	1,592	2,034	-21.73%
BOLI Income	588	467	25.91%	970	930	4.30%
Net Gain/(Loss) on Sale of Securities	—	1,956	-100.00%	997	2,203	-54.74%
Other Non-Interest Income	713	807	-11.65%	1,863	1,462	27.43%

Total Non-Interest Income	6,457	8,283	-22.05%	13,712	14,371	-4.59%

NON-INTEREST EXPENSE
Salaries and Employee Benefits	9,976	10,246	-2.64%	20,942	20,615	1.59%
Occupancy and Equipment Expenses	2,209	2,259	-2.21%	4,497	4,665	-3.60%
Data Processing & Facilities Management	1,153	1,147	0.52%	2,210	2,205	0.23%
Prepayment Penalty on Borrowings	—	1,941	-100.00%	—	1,941	-100.00%
Merger & Acquisition Expense	221	—	100.00%	221	—	100.00%
Other Non-Interest Expense	5,332	4,405	21.04%	9,986	8,646	15.50%

Total Non-Interest Expense	18,891	19,998	-5.54%	37,856	38,072	-0.57%

Minority Interest	—	1,083	-100.00%	1,072	2,173	-50.67%

INCOME BEFORE INCOME TAXES	9,791	10,537	-7.08%	19,699	20,233	-2.64%

PROVISION FOR INCOME TAXES	3,170	1,365	132.23%	6,378	8,631	-26.10%

NET INCOME	$6,621	$9,172	-27.81%	13,321	$11,602	14.82%

BASIC EARNINGS PER SHARE	$0.45	$0.63	-28.57%	$0.91	$0.80	13.75%
DILUTED EARNINGS PER SHARE	$0.45	$0.63	-28.57%	$0.90	$0.79	13.92%
BASIC AVERAGE SHARES	14,688,789	14,525,868	1.12%	14,670,858	14,510,396	1.11%
DILUTED AVERAGE SHARES	14,853,750	14,668,934	1.26%	14,856,008	14,662,530	1.32%
PERFORMANCE RATIOS:
Net Interest Margin (FTE)	3.84%	4.47%	-14.09%	3.99%	4.49%	-11.14%
Return on Average Assets	1.01%	1.54%	-34.42%	1.05%	0.99%	6.06%
Return on Average Equity	15.00%	22.39%	-33.01%	15.08%	14.14%	6.65%

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited — Dollars in Thousands)

		Three Months Ended June 30,
		2004			2003
			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning Assets:
Federal Funds Sold and Assets Sold Under Resale Agreement	$—	$—	—	—	$20	$—	0.00%
Trading Assets	1,500	1,530	5	1.31%	1,083	4	1.48%
Taxable Investment Securities	727,546	719,125	7,902	4.40%	645,299	7,817	4.85%
Non-taxable Investment Securities (1)	63,137	64,369	1,069	6.64%	66,036	1,142	6.92%
Loans (1)	1,696,381	1,657,043	23,620	5.70%	1,504,014	24,231	6.44%

Total Interest-Earning Assets	$2,488,564	$2,442,067	32,596	5.34%	$2,216,452	$33,194	5.99%

Cash and Due from Banks	70,807	67,175			65,291
Other Assets	119,734	107,780			101,245

Total Assets	$2,679,105	$2,617,022			$2,382,988

Interest-bearing Liabilities:
Savings and Interest Checking Accounts	$569,992	$542,451	753	0.56%	$469,294	$471	0.40%
Money Market & Super Interest Checking Accounts	475,690	432,485	1,255	1.16%	345,297	1,050	1.22%
Time Deposits	466,258	471,974	2,582	2.19%	464,340	2,928	2.52%
Federal Funds Sold and Assets Purchased Under Resale Agreement	50,422	75,907	207	1.09%	51,754	126	0.97%
Treasury Tax and Loan Notes	2,838	3,526	4	0.45%	2,060	2	0.39%
Federal Home Loan Bank borrowings	396,734	388,976	3,278	3.37%	392,492	3,867	3.94%
Junior Subordinated Debentures	51,546	51,546	1,095	8.50%	—	—	—

Total Interest-Bearing Liabilities	$2,013,480	$1,966,865	9,174	1.87%	$1,725,237	$8,444	1.96%

Demand Deposits	475,399	458,660			417,306

Company-Obligated Mandatorily Redeemable Securities of Subsidiary Holding Solely Parent Company Debentures of the Corporation	—	—			47,804
Other Liabilities	14,858	14,879			28,813

Total Liabilities	$2,503,737	$2,440,404			$2,219,160
Stockholders’ Equity	175,368	176,618			163,828

Total Liabilities and Stockholders’ Equity	$2,679,105	$2,617,022			$2,382,988

Net Interest Income			$23,422			$24,750

Interest Rate Spread (2)				3.47%			4.03%

Net Interest Margin (2)				3.84%			4.47%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $453 for the three months ended June 30, 2004 and $485 for the three months ended June 30, 2003.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities. Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited — Dollars in Thousands)

		Six Months Ended June 30,
		2004			2003
			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning Assets:
Federal Funds Sold and Assets Sold Under Resale Agreement	$—	$—	—	—	$35	$—	0.00%
Trading Assets	1,500	1,518	19	2.50%	1,079	18	3.34%
Taxable Investment Securities	727,546	678,262	14,937	4.40%	636,722	15,517	4.87%
Non-taxable Investment Securities (1)	63,137	65,592	2,218	6.76%	61,423	2,127	6.93%
Loans (1)	1,696,381	1,629,941	46,980	5.76%	1,476,292	48,305	6.54%

Total Interest-Earning Assets	$2,488,564	$2,375,313	64,154	5.40%	$2,175,551	$65,967	6.06%

Cash and Due from Banks	70,807	66,263			63,874
Other Assets	119,734	105,921			100,484

Total Assets	$2,679,105	$2,547,497			$2,339,909

Interest-bearing Liabilities:
Savings and Interest Checking Accounts	$569,992	$531,527	1,440	0.54%	$461,130	$983	0.43%
Money Market & Super Interest Checking Accounts	475,690	399,424	2,325	1.16%	338,984	2,091	1.23%
Time Deposits	466,258	470,578	5,121	2.18%	466,401	6,085	2.61%
Federal Funds Sold and Assets Purchased Under Resale Agreement	50,422	59,703	300	1.00%	53,785	263	0.98%
Treasury Tax and Loan Notes	2,838	3,682	8	0.43%	2,258	6	0.53%
Federal Home Loan Bank borrowings	396,734	391,465	6,511	3.33%	370,257	7,677	4.15%
Junior Subordinated Debentures	51,546	26,056	1,107	8.50%	—	—	—

Total Interest-Bearing Liabilities	$2,013,480	$1,882,435	16,812	1.79%	$1,692,815	$17,105	2.02%

Demand Deposits	475,399	448,063			408,219

Company-Obligated Mandatorily Redeemable Securities of Subsidiary Holding Solely Parent Company Debentures of the Corporation	—	23,668			47,793
Other Liabilities	14,858	16,669			26,952

Total Liabilities	$2,503,737	$2,370,835			$2,175,779
Stockholders’ Equity	175,368	176,662			164,130

Total Liabilities and Stockholders’ Equity	$2,679,105	$2,547,497			$2,339,909

Net Interest Income			$47,342			$48,862

Interest Rate Spread (2)				3.61%			4.04%

Net Interest Margin (2)				3.99%			4.49%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $939 for the six months ended June 30, 2004 and $895 for the six months ended June 30, 2003.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities. Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	As Of
	June 30,	December 31,
	2004	2003
Asset Quality
Non-performing Loans	3,346	3,514
Non-performing Assets	3,346	3,514
Net charge-offs (year to date)	720	1,645
Net charge-offs to average loans (annualized)	0.09%	0.11%
Loans 90 days past due & still accruing	155	156
Non-performing Loans/Gross Loans	0.20%	0.22%
Allowance for Loan Loss/Non-performing Loans	715.21%	659.16%
Loans/Total Deposits	85.36%	88.66%
Allowance for Loan Loss/Total Loans	1.41%	1.46%

Financial Ratios
Book Value per Share	$11.93	$11.75
Tangible Capital/Tangible Asset	5.26%	5.65%
Tangible Book Value per Share	$9.47	$9.27
Tangible Book Value per Share (proforma to include the deductibility of goodwill)	$10.33	$10.14

Capital Adequacy
Tier one leverage capital ratio (1)	7.45%	7.60%

(1)	Estimated number for June 30, 2004